[HEMLOCK FEDERAL FINANCIAL CORPORATION LETTERHEAD]

April 1, 2004

Dear Fellow Stockholder:

              On behalf of the Board of Directors and management of Hemlock Federal Financial Corporation (the "Company" or "Hemlock Federal"), we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 10:30 a.m., Oak Forest, Illinois time, on May 5, 2004 at the main office of the Company located at 5700 West 159th Street, Oak Forest, Illinois 60452. The Annual Meeting will include management's report to you on the Company's 2004 financial and operating performance.

               In addition to the election of three directors of the Company, the Board of Directors is requesting your ratification of the appointment of Crowe, Chizek and Company LLP as the Company's independent auditors. The Board of Directors unanimously recommends that you vote for the election of the three Board nominees for director and for the ratification of the appointment of Crowe, Chizek and Company LLP.

              We encourage you to attend the meeting in person. Whether or not you plan to attend, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Sincerely,

/s/ Maureen G. Partynski

Maureen G. Partynski Chairman of the Board and Chief Executive Officer

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HEMLOCK FEDERAL FINANCIAL CORPORATION
5700 West 159th Street
Oak Forest, Illinois 60452
(708) 687-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 5, 2004

               Notice is hereby given that the annual meeting of stockholders of Hemlock Federal Financial Corporation will be held at the main office of the company located at 5700 West 159th Street, Oak Forest Illinois, at 10:30 a.m., Oak Forest, Illinois time, on May 5, 2004.

              A Proxy Card and a Proxy Statement for the Meeting are enclosed.

              The Meeting is for the purpose of considering and acting upon:
  The election of three directors of the Company;

  The ratification of the appointment of Crowe, Chizek and Company LLP as the company's independent auditors for the fiscal year ended December 31, 2004;
and such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

              Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned or postponed. Stockholders of record at the close of business on March 25, 2004 are the stockholders entitled to vote at the annual meeting and any adjournments or postponements thereof.

              You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the annual meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Maureen G. Partynski

Maureen G. Partynski Chairman of the Board and Chief Executive Officer

Oak Forest, Illinois
April 1, 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

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HEMLOCK FEDERAL FINANCIAL CORPORATION
5700 West 159th Street
Oak Forest, Illinois 60452
(708) 687-9400

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 5, 2004

INTRODUCTION

               This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Hemlock Federal Financial Corporation (the "Company" or "Hemlock Federal") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at the main office of the Company, 5700 West 159th Street, Oak Forest, Illinois, on May 5, 2004, at 10:30 a.m., Oak Forest, Illinois, time, and at all adjournments or postponements of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about April 1, 2004. Certain of the information provided herein relates to Hemlock Federal Bank for Savings (the "Bank"), a wholly owned subsidiary of the Company.

INFORMATION ABOUT THE MEETING AND VOTING

Time and Place of the Meeting

Date:	May 5, 2004
Time:	10:30 a.m. local time
Place:	5700 West 159th Street Oak Forest, Illinois 60452

Matters To Be Considered At Meeting

               The Company's stockholders are being asked to consider and vote upon the following proposals at the Meeting:

Proposal I	Election of three directors, each for a term of three years.
Proposal II	The ratification of the appointment of Crowe, Chizek and Company LLP as auditors of the Company for the fiscal year ending December 31, 2004.

               The stockholders also will transact any other business that properly may come before the Meeting. As of the date of this Proxy Statement, the Company is not aware of any other business to be presented for consideration at the Meeting, other than the matters described in this Proxy Statement.

Voting Rights and Proxy Information

               Stockholders of record as of the close of business on March 25, 2004 (the "Record Date") will be entitled to vote at the Meeting. As of that date, the Company had 974,168 shares of common stock issued and outstanding. Each stockholder has one vote for each share held as of the Record Date.

               All shares of common stock, par value $.01 per share, of the Company represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for election of the three nominees for director named below and for the proposal to ratify the appointment of Crowe, Chizek and Company LLP. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

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               If a stockholder is the beneficial owner of shares held in "street name" by a broker, bank or other nominee, the nominee, as the record holder of the shares, is required to vote the shares in accordance with the stockholder's instructions. If the stockholder does not give instructions to the nominee, that nominee will nevertheless be entitled to vote the shares with respect to "discretionary" items, but will not be permitted to vote any shares with respect to "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." Both the election of directors and the ratification of auditors are considered "discretionary" items and, therefore, a broker may vote Company shares without instructions from the stockholders.

               The Company maintains an Employee Stock Ownership Plan ("ESOP") which owns approximately 17.5% percent of the Company's common stock. Employees of the Company and the Bank participate in the ESOP. Each ESOP participant instructs the trustee of the plan how to vote the shares of the Company's common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card distributed by the ESOP trustee, the ESOP trustee will vote such participant's shares in accordance with the shareholder's instructions. Where properly executed voting instruction cards are returned to the ESOP trustee with no specific instruction as how to vote at the annual meeting, the trustee will vote the shares "FOR" the election of management's director nominees and "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors for the Company for the year ending December 31, 2004. In the event the ESOP participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her ESOP account, the ESOP trustee shall vote such shares "FOR" management's director nominee and "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP. The ESOP trustee will vote the shares of the Company's common stock held in the ESOP but not allocated to any participant's account in the same proportion as directed by the ESOP participants who directed the trustee as to the manner of voting their allocated shares in the ESOP with respect to each such proposal.

               A proxy given pursuant to this solicitation may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Rosanne Belczak, Secretary, Hemlock Federal Financial Corporation, 5700 West 159th Street, Oak Forest, Illinois 60452.

Quorum and Vote Required for Approval of Proposals

               A quorum must be present at the Meeting for any business to be conducted. The presence, in person or by proxy, of at least one-third of the total number of shares of common stock entitled to vote is required to constitute a quorum at the Meeting. Proxies received but marked as abstentions or broker non-votes (described below) will be included in the calculation of the number of shares considered to present for purposes of finding a quorum.

               Directors are elected by a plurality of the votes cast, in person or by proxy, at the Meeting by holders of the Company's common stock. This means that the three director nominees with the most affirmative votes will be elected to fill the available seats. If you vote "Withheld" with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated. Abstentions and broker "non-votes" will have no effect on the election of directors.

               The proposal to ratify the appointment of Crowe, Chizek and Company LLP requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting by holders of the Company's common stock. Proxies marked as abstaining from will have the same effect as a vote against the approval of the proposal to ratify the appointment of auditors, and proxies returned as broker "non-votes" will have no effect on the proposal. Abstentions and non-voted shares will have no effect on the election of directors.

CERTAIN STOCKHOLDERS OF COMPANY COMMON STOCK
               The following table sets forth, as of the Record Date, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Company's outstanding shares of common stock and as to the shares of common stock beneficially owned by each director of the Company and each executive officer named

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in the Summary Compensation Table appearing under "Executive Compensation" below and all the directors and executive officers of the Company as a group.

Beneficial Owner	Shares Beneficially Owned at March 25, 2004(1)	Percent of Class
Five Percent Beneficial Owners
First Manhattan Co.(2) 437 Madison Avenue New York, New York 10022	71,750	7.4%
Hemlock Federal Financial Corporation Employee Stock Ownership Plan(3) 5700 West 159th Street Oak Forest, Illinois 60452	170,858	17.5%
Joseph H. Moss (4) 210 Interstate North Parkway, Suite 700 Atlanta, Georgia 30339	88,000	9.0%
LaSalle Bank/Hemlock Federal Bank Profit Sharing Plan (5) 135 S. LaSalle Street Chicago, Illinois 60603	101,506	10.4%
Directors and Named Officers(5)(7)
Maureen G. Partynski, Chairman of the Board and Chief Executive Officer	150,122	14.5%
Michael R. Stevens, President and Director	148,005	14.3%
Rosanne Belczak, Vice President/Secretary and Director	38,608	3.9%
Frank A. Bucz, Director	12,064	1.2%
Kenneth J. Bazarnik, Director	21,829	2.2%
Donald L. Manprisio, Director	8,183.8%
G. Gerald Schiera, Director	15,765	1.6%
Directors and executive officers of the Company and the Bank, as a group (8 persons)(5)	426,174	37.4%

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission.
(2)	The above information regarding beneficial ownership by First Manhattan Co. is as reported by them in an amended statement dated February 12, 2004 on Schedule 13-G under the Securities Exchange Act of 1934, as amended. First Manhattan Co. reported sole voting and sole dispositive power over 61,550 shares and shared voting power over 3,000 shares and shared dispositive power over 10,200 shares.
(3)	The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 104,415 of which have been allocated to accounts of participants. First Bankers Trust, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants.
(4)	The above information regarding beneficial ownership by Joseph H. Moss is reported by him in an amended statement dated February 11, 2003 on Schedule 13-D under the Securities Exchange Act of 1934, as amended. Mr. Moss reported sole voting and sole dispositive power over all 88,000 shares.
(5)	Amount reported represents shares held in the Company stock fund portion of Hemlock Federal Bank for Savings Profit Sharing Plan.
(6)	Amount includes shares held directly, shares held jointly with family members, shares held in profit sharing plan and retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group

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members may be deemed to have sole voting and/or investment power. The amounts reported also include 1,484 , 1,484, 1,484, and 1,484 shares awarded to Directors Belczak, Bazarnik, Schiera and Bucz pursuant to the Company's Recognition and Retention Plan. Such shares vest over a five year period with the first installment vesting on October 22, 2002. In addition, the amounts include shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days of the Record Date, pursuant to the exercise of stock options, as follows:

	Ms. Partynski - 62,908 shares	Mr. Bucz - 4,305 shares	Mr. Manprisio - 6,983 shares
	Mr. Stevens - 62,908 shares	Mr. Bazarnik - 7,805 shares
	Ms. Belczak - 13,418 shares	Mr. Schiera - 6,755 shares
(7)	The address of each director and named officer is the same as that of the Company.

PROPOSAL I. ELECTION OF DIRECTORS
General

               The Company's Board of Directors currently consists of seven members. The Board is divided into three classes, each of which contains approximately one-third of the Board. Approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

               The table below sets forth certain information regarding the composition of the Company's Board of Directors, including their terms of office. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Meeting FOR the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected. There are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.

               The following table sets forth certain information regarding the directors of the Company.

Name	Position(s) Held With the Bank	Age(1)	Director Since(2)	Term Expires
NOMINEES
Rosanne Belczak	Vice-President/Secretary and Director	43	1996	2004
Frank A. Bucz	Auditor/Consultant and Director	75	1971	2004
G. Gerald Schiera	Director	65	1992	2004
DIRECTORS CONTINUING IN OFFICE
Donald L. Manprisio	Director	65	2000	2005
Maureen G. Partynski	Chairman of the Board and Chief Executive Officer	44	1984	2005
Michael R. Stevens	President and Director	44	1992	2006
Kenneth J. Bazarnik	Director	61	1982	2006

(1)	At December 31, 2003.
(2)	Includes service as a director of the Bank prior to becoming a director of the Company.

               The business experience of each director of the Holding Company and of the Bank for at least the past five years is set forth below.

               Rosanne Belczak. Ms. Belczak has served in her current position as Vice President of Marketing and Human Resources of the Bank since 1989 and has acted as corporate secretary since 1996. She previously held the position of marketing manager from 1982 to 1989.

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               Frank A. Bucz. Mr. Bucz is a retired data control supervisor of CPC International. He also previously served as Secretary of the Bank from 1976 until 1996.

               G. Gerald Schiera. Mr. Schiera is owner of the G. Gerald Company, which specializes in aviation and engineering consultation.

               Donald L. Manprisio. Mr. Manprisio is a self-employed Certified Public Accountant, specializing in business accounting and taxes.

               Maureen G. Partynski. Ms. Partynski is the Chairman of the Board and Chief Executive Officer of the Bank, a position she has held since 1994. From 1989 to 1994, Ms. Partynski was the President of the Bank, and she served as Executive Vice-President from 1985 to 1989. She has worked with the Bank since 1982, and she has been a Director of the Bank since 1984. Ms. Partynski received a Masters in Business Administration from Saint Xaviers University. Ms. Partynski is the sister-in-law of Michael R. Stevens.

               Michael R. Stevens. Mr. Stevens has been employed at the Bank since 1984 in various capacities, including Executive Vice-President and Financial Manager. He has served as the President of the Bank since 1994, and he has been a Director since 1992. Mr. Stevens received a Masters in Business Administration from Northwestern University. He is the brother-in-law of Maureen G. Partynski.

               Kenneth Bazarnik. Mr. Bazarnik is a retired plant engineer and manager for Foote-Jones/Illinois Gear, where he has worked since 1989.

Meetings and Compensation of the Board of Directors and Committees

               Hemlock Federal Financial Corporation. Meetings of the Company's Board of Directors are generally held on a quarterly basis. The Board of Directors met four times during the fiscal year ended December 31, 2003. During fiscal 2003, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. Directors of the Company are not paid a fee for serving on the Company Board.

               The Board of Directors has determined that Directors Bazarnik, Bucz, Manprisio and Schiera, constituting a majority of the Board members, are "independent directors" as that term is defined in the Nasdaq listing standards. Stockholders may communicate with any of the independent directors by sending written communications to the Company, addressed to the individual director.

               The Board of Directors of the Company has established standing Executive, Audit, Nominating and Compensation Committees. The Board of Directors has adopted a written charter for the Audit, Nominating and Compensation Committees. Each charter can be obtained free of charge by writing to the Company's Secretary at 5700 West 159th Street, Oak Forest, Illinois 60452 or by calling (708) 687-9400. The Audit Committee and Nominating Committee charters are attached to this Proxy Statement as Appendices A and B, respectively.

               The Company's Executive Committee exercises the powers of the full Board of Directors between board meetings, except that this Committee does not have the authority to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all of the property and assets of the Company. The Executive Committee is composed of Directors Partynski, Stevens and Belczak. The Executive Committee met 12 times during the year ended December 31, 2003.

               The Audit Committee is responsible for appointing the Company's independent accountants and meeting with the independent accountants to outline the scope and review the results of the annual audit. The current members of this Committee are Directors Bazarnik, Manprisio and Schiera, who all meet the independence requirements in the Nasdaq listing standards. The Board of Directors has determined that Donald Manprisio is an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B of the Securities Exchange Act of 1934. This Committee met four times during the year ended December 31, 2003. The Chair of the Audit Committee receives $500 per

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meeting, and committee members receive $300 per meeting. According to its charter, the Audit Committee, among other things:

(i)	oversees the entire audit function for the Company, both internal and independent;
(ii)	hires, terminates and/or reappoints the independent auditors;
(iii)	ensures the existence of effective accounting and internal control systems;
(iv)	approves non-audit and audit services to be performed by the independent auditors;
(v)	reviews and approves all related party transactions for potential conflict of interest situations; and
(vi)	reviews and assesses the adequacy of the Audit Committee charter on an annual basis.

               The Compensation Committee recommends employee compensation benefits and personnel policies to the Board of Directors, as well as salaries and cash bonus plan distributions concerning executive officers of the Company and the Bank. The current members of this Committee are Directors Bazarnik and Schiera. This Committee met two times during the year ended December 31, 2003. According to its charter, the Compensation Committee is responsible for:

(i)	determining compensation budget for officers and employees, which are based on the salary guidelines and recommendations by Ms. Partynski, except that compensation paid to executive officers is determined based on the recommendation of a majority of the independent directors. No executive officers, including Ms. Partynski and President Stevens, are present during voting or deliberations concerning their compensation;

(ii)	overseeing the administration of our employee benefit plans covering employees generally; and
(iii)	reviewing our compensation policies.

               Prior to January 2004, the full Board of Directors of the Company acts as a Nominating Committee for the annual selection of its nominees for election as directors. Pursuant to the Company's Bylaws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of the Company at least 30 days prior to the meeting and such written nomination must contain certain information as provided in the Company's Bylaws. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited nominations. In January 2004, the Board established a Nominating Committee consisting solely of independent directors. The new Nominating Committee is currently comprised of Directors Bazarnik and Schiera and is responsible for recommending director candidates to serve on the Board of Directors and will consider director candidates proposed by shareholders who comply with the procedures set forth in the Company's bylaws. Final approval of director nominees is determined by the full Board, based on the recommendation of the Nominating Committee. The Nominating Committee has the following responsibilities:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;
(ii)	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company's certificate of incorporation and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

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(iii)	review nominations submitted by stockholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of the Company's certificate of incorporation and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and
(v)	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

               Nominations, other than those made by the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in the Company's bylaws. In general, to be timely, a shareholder's notice must be received by the Company not less than 30 days prior to the date of the scheduled annual meeting; however, if less than 40 days' notice of the date of the scheduled annual meeting is given by the Company, the shareholder has until the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was made. The shareholder's notice must include the information set forth in the Company's bylaws, which includes the following:

(i)	as to each person whom a shareholder proposes to nominate for election as a director:
•	all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934.

(ii)	as to the shareholder giving the notice:
	•	name and address of the shareholder as they appear on the Company's books;
	•	number of shares of the Company's common stock beneficially owned by the shareholder.

               The foregoing description is a summary of the Company's nominating process. Any shareholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company's certificate of incorporation and bylaws, and Delaware law.

               As stated above, during fiscal 2003 the Board of Directors was responsible for selecting director nominees and met one time with respect to the selection of director nominees.

               In July 2003, the Board adopted a written code of ethics that applies to all of the Company's directors, officers and employees. You may obtain a copy of the code of ethics from the Company Secretary at 5700 West 159th Street, Oak Forest, Illinois 60452 or by calling (708) 687-9400. In addition, the code of ethics has been filed as Exhibit 14 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

               Hemlock Federal Bank for Savings. The Bank's Board of Directors meets monthly and may have additional special meetings. The Board of Directors met 12 times during the year ended December 31, 2003. During fiscal 2003, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. During fiscal 2003, each non-employee director received $875 per month with no additional compensation paid for special committee meetings. The Secretary received $850 per meeting. Employee directors received $850 per month with no additional compensation paid for special committee meetings. No special committee meetings were held during fiscal 2003.

               All directors of the Bank currently receive a fee of $875 as compensation for service on the Board of the Bank. Directors do not receive any other additional compensation for committee meetings attended except as described above.

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EXECUTIVE COMPENSATION
               The following table sets forth the cash compensation paid or accrued by the Bank for services rendered during the fiscal year ended December 31, 2003 to Ms. Partynski, the Bank's Chief Executive Officer and to Mr. Stevens, the Bank's President. These individuals are also referred to in this proxy statement as the "named executive officers." No other officer made in excess of $100,000 during fiscal 2003. The Company's officers do not receive any compensation from the Company for services performed in their capacity as officers of the Company.

SUMMARY COMPENSATION TABLE
Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other AnnualCompen- sation($)(2)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation($)
Maureen G. Partynski, Chief Executive Officer and Chairman of the Board	2003	$195,200(1)	$30,000	$---	---	---	$---	$51,000(3)
	2002	180,450(1)	40,000	---	---	11,000	---	58,038(3)
	2001	175,450(1)	35,000	---	---	---	---	53,773(3)

Michael R. Stevens, President and Director	2003	$205,200(1)	$30,000	$---	---	--	$---	$51,000(3)
	2002	$188,950(1)	$40,000	---	---	11,000	---	59,109(3)
	2001	181,125(1)	35,000	---	---	---	---	50,226(3)

______________
(1)	Includes directors fees of $10,200, $8,700 and $8,700 for fiscal years 2003, 2002 and 2001, respectively.
(2)	The table above excludes perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of salary and bonus.
(3)	Amounts represent allocations under Hemlock Federal Financial Corporation's ESOP.

Option Grants in Last Fiscal Year and Fiscal Year End Option Values

               The following table sets forth information regarding grants of stock options under our 2002 Stock Option and Incentive Plan made during fiscal year 2003 to the named executive officers. The amounts shown for each named executive officer as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options, which would result in stock prices of approximately $40.07 and $63.81 respectively, for options with an exercise price of $24.60. No gain to the named executive officers is possible without an increase in stock price, which benefits all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable regulations. Actual gains, if any, on option exercise and common stock holdings depend upon the future performance of the Company's common stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

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OPTION/SAR GRANTS IN LAST FISCAL YEAR
Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Maureen G. Partynski, Chairman and Chief Executive Officer	11,000	26.38%	$24.60	05/01/12	$170,179	$431,310

Michael R. Stevens, President	11,000	26.38%	$24.60	05/01/12	$170,179	$431,310

_______________
(1)	Each option was granted under the Hemlock Federal Financial Corporation 2002 Stock Option and Incentive Plan. Each of the named executive officers received an award of 11,000 incentive and non-qualified stock options, which expire 10 years from the date of grant. All options awarded have an exercise price equal to the fair market value of the Company's common stock on the date of grant and are currently exercisable.

               The following table sets forth the number and value of unexercised stock options held by the named executive officers. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on December 31, 2003, the last trading day in fiscal 2003. On that date, the price was $28.70 per share, based on the closing price of the Company's common stock as reported on the Nasdaq. No stock options were exercised by the named executive officers during the fiscal year ended December 31, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-end Option/SAR Values
			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable(1)	Unexercisable
Maureen G. Partynski Chief Executive Officer	---	$---	62,908	---	639,446	$---
Michael R. Stevens President	---	---	62,908	---	639,446	---

_____________________
(1)	Amount reflects the difference between the exercise price and the closing price for Company common stock of $28.70 per share on December 31, 2003, multiplied by the number of exercisable options.

Employment Agreements

               The Bank has entered into new employment agreements with Chairman Partynski and President Stevens on September 9, 2003, providing for initial terms of five years. The employment agreements provide for annual base salaries in amounts not less than the individuals' current salaries and provide for annual extensions subject to the performance of annual formal evaluations by disinterested members of the Board of Directors of the Bank. The agreements also provide for termination upon the employee's death, for cause or in certain events specified by OTS regulations. The employment agreements are also terminable by the employee upon 90 days' notice to the Bank.

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               The employment agreements provide for payment to Chairman Partynski and President Stevens of an amount equal to 299% of their five-year annual average base compensation, in the event there is a "change in control" of the Bank where employment involuntarily terminates in connection with such change in control or within twelve months thereafter. For the purposes of the employment agreements, a "change in control" is defined as any event that would require the filing of an application for acquisition of control or notice of change in control under regulations of the Office of Thrift Supervision. Such events are generally triggered by the acquisition or control of 10% of the Company's common stock. If the employment of Chairman/CEO Partynski or President Stevens had been terminated as of December 31, 2003 under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of approximately $495,263 and $537,587, respectively, and a liquidated damages provision entitling them to additional benefits of $329,623 and $357,792, respectively. In addition, the agreements also provide for the continued payment to Chairman/CEO Partynski and President Stevens of health benefits for the remainder of the term of their contracts in the event such individual is involuntarily terminated in the event of change in control.

Change in Control Severance Agreements

               The Bank has entered into change in control severance agreements with Officers Rosanne Belczak, Jean Thornton, Rhonda Hasse and Neil Christensen. Ms. Hasse's agreement provides for an initial term of 12 months, and the other officers' agreements provide for an initial term of 24 months. The agreements provide for extensions of one year, on each anniversary of the effective date of the agreements, subject to a formal performance evaluation performed by disinterested members of the Board of Directors of the Bank. The agreement provides for termination for cause or in certain events specified by OTS regulations.

               The agreement for Rhonda Hasse provides for a lump sum payment equal to 100% of her annual base compensation, the agreements for the other officers provide for lump sum payments to the employee of 200% of their annual base compensation and all the agreements provide for the continued payment for the remaining term of the contract of life and health insurance coverage maintained by the Bank in the event there is a "change in control" of the Bank where employment terminates involuntarily within 24 months of such change in control. This termination payment is subject to reduction to the extent non-deductible for federal income tax purposes. For the purposes of the agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control under regulations of the Office of Thrift Supervision or any successor regulation. Such events are generally triggered upon the acquisition of control of 10% of the Company's common stock.

Benefit Plans

               General. The Bank currently provides insurance benefits to its employees, including health and life insurance, subject to certain deductibles and co-payments. The Bank also maintains a profit sharing plan for the benefit of its employees.

               Profit Sharing Plan. The Bank maintains a tax-exempt profit sharing plan and trust (the "Profit Sharing Plan"). All salaried employees are eligible to participate subject to certain vesting and other qualifying factors. The Bank did not make a contribution in fiscal 2003 and anticipates that profit sharing contributions over the next several years may be somewhat lower than those of the immediately preceding years in order to offset, in part, the expense of the ESOP.

               Employee Stock Ownership Plan. The Bank and the Company have adopted an ESOP for the benefit of full-time employees of the Bank. The ESOP is designed to meet the requirements of an employee stock ownership plan as described at Section 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, as such, the ESOP is empowered to borrow in order to finance purchases of the Company's common stock.

               The ESOP was funded with a loan from the Company. The proceeds from this loan were used by the ESOP to purchase eight percent of the common stock issued in the Conversion. The interest rate paid on this loan is the Internal Revenue Service ("IRS") prescribed applicable federal rate at the time of origination. The ESOP will repay the loan through periodic tax-deductible contributions from the Bank over a 10-year period. As a qualified employee pension plan under Section 401(a) of the Code, the ESOP is in the form of a stock bonus plan and provides for contributions, predominantly in the form of either the Company's common stock or cash, which will be used within a reasonable period after the date of contributions primarily to purchase the Company common stock. The maximum tax-deductible contribution by the Bank in any year is an amount equal to the maximum amount that may be deducted by the Bank under Section 404 of the Code, subject to reduction based on

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contributions to other tax-qualified employee plans. Additionally, the Bank will not make contributions if such contributions would cause the Bank to violate its regulatory capital requirements. The assets of the ESOP are invested primarily in the Company's common stock. The Bank will receive a tax deduction equal to the amount it contributes to the ESOP.

               From time to time, the ESOP may purchase additional shares of common stock for the benefit of plan participants through purchases of outstanding shares in the market, upon the original issuance of additional shares by the Company or upon the sale of shares held in treasury by the Company. Additional purchases, which are not currently contemplated, would be subject to then-applicable laws, regulations and market conditions.

               All full-time salaried employees of the Bank are eligible to participate in the ESOP after they attain age 21 and complete one year of service during which they work at least 1,000 hours. Employees will be credited for years of service to the Bank prior to the adoption of the ESOP for participation and vesting purposes. The Bank's contribution to the ESOP is allocated among participants on the basis of compensation. Each participant's account will be credited with cash and shares of Company common stock based upon compensation earned during the year with respect to which the contribution is made. A participant will become fully vested in his or her ESOP account after completing five years of service. ESOP participants are entitled to receive distributions from their ESOP accounts only upon termination of service. Distribution will be made in cash and in whole shares of the Company's common stock. Fractional shares will be paid in cash. Participants will not incur a tax liability until a distribution is made.

               Participating employees are entitled to instruct the trustee of the ESOP as to how to vote the shares of Company common stock held in their accounts. The trustee, who has dispositive power over the shares in the Plan, is not affiliated with the Company or Hemlock Federal. The ESOP may be amended by the Board of Directors of the Company, except that no amendment may be made which would reduce the interest of any participant in the ESOP trust fund or divert any of the assets of the ESOP trust fund for purposes other than the benefit of participants or their beneficiaries.

Compensation Committee Report on Executive Compensation

               The Company is required to provide certain information and data regarding the compensation and benefits given to the Company's executive officers, including the Chief Executive Officer, and the President. The disclosure requirements include the use of tables and a report explaining the considerations and rationale that led to the fundamental executive compensation decisions for those individuals. To fulfill this requirement, at the direction of the Board of Directors, the Compensation Committee has prepared the following report for inclusion in the Proxy Statement.

               General. The Board of Directors of the Bank has delegated the authority and responsibility to the Compensation Committee to oversee the general compensation policies of the Bank, to establish compensation plans and salary levels for executive officers, and review the recommendations of management on compensation for other officers and employees of the Bank. The members of the Compensation Committee are outside directors.

               When the Bank converted from a mutually owned to a publicly owned company, the Compensation Committee developed an executive compensation plan designed to ( i) attract, motivate, reward and retain executive officers who are key to the long term success of the bank; and (ii) encourage decision making that maximized shareholder value. The Committee's ongoing compensation objective is to ensure that such compensation reflects the achievement of both long term and short-term goals as they relate to the Company's overall strategic planning process.

               Executive Compensation Policy. The compensation package given to executive officers of the Bank is comprised of a base salary and annual incentive bonus. Executive officers are also provided with other benefit plans available to all eligible employees, including the Employee Stock Ownership Plan. (ESOP) The Compensation committee reviews the compensation plan elements available to executive officers periodically as they relate to the policies described above. The Committee met twice in fiscal 2003 to review general compensation and benefit levels for the Bank and to review and recommend base salary and bonuses of the Chief Executive Officer and the President.

               Base Salary. It is the policy of the Compensation Committee to annually review executive Compensation packages, including base salaries paid or proposed to be paid, using information derived primarily from third party sources that provide compensation data and analysis from publicly held companies in the Company's market area. Using this and asset size, the Committee compares the positions under consideration with similar jobs in other financial institutions. Specific factors

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considered include the level of responsibility delegated to a particular officer, the complexity of the job being evaluated, the position's impact on both short and long term corporate objectives, the expertise and skill level of the individual under consideration, the degree to which the officer has achieved his or her management objectives for the plan year, and the officer's overall performance in managing his or her area of responsibility. The Compensation Committee's decisions are discretionary, and no quantifiable formula is used in arriving at a decision.

               Benefit Plans. The Compensation Committee believes that a competitive benefit package is essential to attract and maintain highly qualified employees. The Compensation Committee's policy in regards to employee benefit plans is to provide competitive benefits to the employees if the Bank, including executive officers. The ESOP will provide executive officers and employees with an additional equity-based incentive to maximize long-term shareholder value. The asset size of the Bank has increased to $318 million; therefore salary comparisons must be made with mid-size institution compensation guidelines.

               Chief Executive Officer. Total compensation paid to the Chief Executive Officer for 2004 will be: $875 per month for Director's fees, and a base salary of $185,000. A bonus of $30,000 will be paid in two installments, mid-year and at year end, as profitability goals are met. In determining total compensation paid to the Chief Executive Officer, the Compensation Committee considered factors relating to the performance of the Bank including deposit growth, loan origination and asset quality, the success of the branch facilities, the level of profits from operations, and bank compliance. This compensation is determined to be commensurate with asset size and Chief Executive Officer responsibilities.

               President. Total compensation paid to the President for 2004 will be $875 per month Director's fees and a base salary of $195,000. A bonus of $30,000 will be paid in two installments, mid-year and at year-end, as profitability goals are met. In determining total compensation paid to the President, the Compensation Committee considered factors relating to the performance of the Bank including the level of operating profit, the growth in deposits, control of interest rate risk, asset size and its commensurate responsibilities; capital adequacy, fee income, loan volume, asset quality, and oversight of the Bank's operating structure.

Kenneth Bazarnik
G. Gerald Schiera

Certain Transactions

               The Bank has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. Loans to executive officers and directors are made in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans by the Bank to its directors and executive officers are subject to federal regulations restricting loan and other transactions with affiliated persons of the Bank. Loans outstanding to all directors and executive officers and their associates totaled $775,898 at December 31, 2003, which was 3.6% of the Bank's stockholders' equity at December 31, 2003. As of December 31, 2003, all such loans are performing in accordance with their repayment terms. In addition, during fiscal 2003, Director Frank Bucz received $5,150 for performing audits on the Bank's loan files.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

               Notwithstanding anything to the contrary set forth in any of Hemlock Federal Financial Corporation's previous or future filings with the SEC that might incorporate this proxy statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any filing.

               Membership and Role of the Audit Committee. The Audit Committee consists of the following members of the Board of Directors of Hemlock Federal Financial Corporation: Kenneth J. Bazarnik, Donald L. Manprisio, and G. Gerald Schiera. Each member of the Audit Committee is independent as defined under the Nasdaq listing standards. The Audit Committee operates under a written audit committee charter as adopted by the Board of Directors of Hemlock Federal Financial Corporation, which is attached hereto as Appendix A.

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               The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities in regards to accounting, auditing, and reporting practices. The Audit Committee's primary responsibilities are to 1) serve as an objective and independent party to monitor Hemlock Federal Financial Corporation's financial reporting process and internal controls; 2) review and evaluate the audit efforts of Hemlock Federal Financial Corp's independent accountants and internal auditor; 3) review Hemlock Federal Financial Corp's quarterly financial performance and compliance with laws and regulations; and 4) provide a means of open communication among the Corporation's independent accountants, executive management and the internal auditor and the Board of Directors.

               Review of the Audited Financial Statements for Fiscal Year ended December 31, 2003. The Audit Committee has reviewed and discussed the audited financial statements of Hemlock Federal Financial Corporation for fiscal year ended December 31, 2003 with Hemlock Financial Corporation Management. Furthermore, the Audit Committee has discussed the matters required to be discussed by Statement of Auditing Standards No. 61 (communication with Audit Committees) with Crowe Chizek, the Corporation's independent accountants.

               The Audit Committee has also received the written disclosures and the letter from Crowe Chizek required by the Independence Standards Board Standard No. 1 (Independence discussion with Audit Committees) and the Audit Committee has discussed the independence of Crowe Chizek with that firm.

               The Company's Chief Executive Officer and Principal Financial Officer also reviewed with the Audit Committee the certifications that such officers file with the Company's Form 10-QSB and 10-KSB reports. The Audit Committee reviewed with management the policies and procedures adopted to support the accuracy of those certifications.

               Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements of Hemlock Federal Financial Corporation be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, for filing with the SEC.

Donald L. Manprisio, Chairman
Kenneth J. Bazarnik
G. Gerald Schiera

COMPARATIVE STOCK PERFORMANCE PRESENTATION
               Set forth below is a line graph comparing the cumulative total return on the Company's common stock to the cumulative total return of the Nasdaq Market Index and the media General Savings and Loan Index for each annual period beginning on December 31, 1997. The presentation assumes $100 was invested on December 31, 1998 in the Company's common stock and in each of the indices and assumes the reinvestment of all dividends. Historical stock price is not necessarily indicative of future stock performance.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
               Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Bank's directors and executive officers, and persons who beneficially own more than 10% of the common stock, to file with the OTS initial reports of ownership and reports of changes in ownership of the common stock. Officers, directors and greater than 10% beneficial owners are required by regulations to furnish the Bank with copies of all Section 16(a) forms they file.

               In July 2003, Mr. Bazarnik filed a Section 16(a) report on his sale of 1,500 shares, one day after the filing requirement of two business days after completion of the sale. To the Bank's knowledge, based solely on a review of the copies of such reports furnished to the Bank and written representations that no other reports were required, for the fiscal year ended December 31, 2003, and all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met, except for Mr. Bazarnik's late filing.

RELATIONSHIP WITH INDEPENDENT AUDITORS

General

               The Audit Committee has reappointed Crowe, Chizek and Company LLP as the independent public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2004. In making its determination to reappoint Crowe, Chizek and Company LLP as the Company's independent auditors for the 2004 fiscal year, the Audit Committee considered the non-audit services that the independent auditors provided during the 2003 fiscal year and determined that the provision of these services is compatible with and does not impair the auditors' independence. The Audit Committee pre-approves all audit and non-audit services performed by the independent auditors.

Independent Auditing Firm Fees

               Crowe, Chizek and Company LLP was the Company's principal auditor for fiscal 2002 and 2003. The aggregate fees billed to the Company by Crowe, Chizek and Company LLP and its affiliates for the fiscal years ended December 31, 2002 and 2003 were as follows:

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	Year Ended December 31,
	Hemlock Federal Financial Corporation		Hemlock Federal Bank for Savings
	2002	2003	2002	2003

Audit Fees	$12,150	$19,650	$30,100	$14,850
Audit Related Fees (1)	---	---	8,122	11,726
Tax Fees(2)	8,650	1,950	9,980	5,800
All Other Fees (3)	---	---	360	5,500
	$20,800	$21,600	$48,532	$37,876

___________________
(1)	Audit related fees were primarily for ESOP and Profit Sharing Plan consultations.
(1)	Tax fees were primarily for tax compliance, tax advice and tax return preparation services.
(1)	Allo the fees were primarily for compensation survey in 2002 and an allocation study of the Bolingbrook facility.

Pre-Approval of Audit and Non-Audit Services

               Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent auditors to render an audit or permissible non-audit service, the Audit Committee specifically approves the engagement of our independent auditors to render that service. Accordingly, we do not engage our independent auditors to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of Crowe, Chizek and Company LLP to render 100 percent of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services.

PROPOSAL II. RATIFICATION OF THE APPOINTMENT OF AUDITORS
               The Audit Committee of the Board of Directors has reappointed Crowe, Chizek and Company LLP as the Company's independent public auditors for the 2004 fiscal year. In making its determination to reappoint Crowe, Chizek and Company LLP, the Audit Committee considered whether the providing of any non-auditing services provided by Crowe, Chizek and Company LLP and the aggregate fees paid by the Company for such services is compatible with maintaining the principal auditors' independence. We are asking our stockholders to ratify the selection of Crowe, Chizek and Company LLP as independent auditors for the fiscal year ending December 31, 2004. A representative of Crowe, Chizek and Company LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires. If the appointment of Crowe, Chizek and Company LLP is not ratified by the stockholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of Crowe, Chizek and Company LLP.

               The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP as the Company's auditors for the fiscal year ending December 31, 2004.

STOCKHOLDER PROPOSALS
               In order to be eligible for inclusion in the Company's proxy materials for the 2005 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices, 5700 West 159th Street, Oak Forest, Illinois 60459, no later than December 5, 2004. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act of 1934, as amended. Otherwise, any stockholder proposal to take action at such meeting must be received at the Company's main office located at 5700 West 159th Street, Oak Forest, Illinois 60459 by March 5, 2005; provided, however, that in the event that the date of the annual meeting is held before April 15, 2004 or after July 4, 2005, the stockholder proposal must be received not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was first made. All stockholder proposals must also comply with the Company's by-laws and Delaware law.

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OTHER MATTERS
               The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

               The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company common stock. In addition to solicitation by mail, directors and officers of the Company and regular employees of the Association may solicit proxies personally or by telegraph or telephone, without additional compensation.

By Order of the Board of Directors

/s/ Rosanne Belczak

Rosanne Belczak

Oak Forest, Illinois
April 1, 2004

Appendix A

Charter of the Audit Committee of the
Board of Directors of Hemlock Federal Financial Corporation

I.   Statement of Policy

            The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Hemlock Federal Financial Corporation (the "Corporation") to represent and provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Corporation's financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the Corporation's compliance with legal and regulatory requirements; the annual independent audit of the Corporation's financial statements; the independent auditors' qualifications and independence; the performance of the Corporation's independent auditors and any other areas specified by the Board of potential financial risks to the Corporation. The Committee shall annually prepare a report to shareholders as required by the Securities and Exchange Commission (the "SEC") for inclusion in the Corporation's annual proxy statement. In discharging its duties and responsibilities, the Committee is empowered to investigate any matter brought to its attention, with full access to all necessary books, records, facilities and personnel of the Corporation, and has the authority to retain at the Corporation's expense special legal, accounting or other advisors, consultants or experts as it deems appropriate.

            In fulfilling its responsibilities, it is recognized that members of the Committee are not employees of the Corporation. The Corporation's management is responsible for preparing the Corporation's financial statements. The independent auditors are responsible for auditing the Corporation's annual financial statements and reviewing the Corporation's quarterly financial statements prior to the filing of the Corporation's annual and quarterly reports on Forms 10-K and 10-Q with the SEC. It is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent auditors. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation from whom and from which he or she receives information and the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board).

II.   Committee Composition and Meetings

            The Committee composition shall be in accordance with the NASDAQ Stock Market (the "NASDAQ") listing standards. The Committee shall be comprised of three or more directors (including a chairperson) as appointed annually by the Board, considering the recommendation of the Nominating Committee, each of whom shall meet the independence requirements of the NASDAQ and SEC for audit committee members, and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment. At least one member of the Committee may be designated annually by the Board as an "audit committee financial expert," as the SEC defines that term and as the Board interprets such qualification in its business judgment consistent with such definition. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to the qualification requirements of this Charter.
The Committee shall meet at least quarterly. The Committee chairperson shall prepare and/or approve an agenda in advance of each meeting. If the chairperson is not available for a meeting, the other members of the Committee may appoint a temporary chairperson for such meeting. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The Committee shall meet separately, periodically, with management, the chief internal auditor and the independent auditors, to discuss any matters that the Committee or any of these persons believes should be discussed. The Committee may also meet separately with regulatory examiners.

III.   Committee Duties, Responsibilities and Processes

            The following shall be the principal duties, responsibilities and recurring processes of the Committee in carrying out its oversight role. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions at the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules

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of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Corporation, or (c) the laws of its jurisdiction of incorporation.

            As part of its oversight responsibility, the Committee shall:

            Review Procedures

1.	Review and discuss the form of presentation and type of information to be contained in earnings press releases. The Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance.

2.	Prior to the filing of quarterly and annual reports on Forms 10-Q and 10-K, review and discuss with management and the independent auditors: (i) the Corporation's quarterly and annual consolidated financial statements; (ii) matters that affect the Corporation's consolidated financial statements, including disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations;" (iii) the results of the independent auditors' reviews of the quarterly financial statements, the audit of the annual financial statements and the independent auditors' report, and any other matters required to be communicated to the Committee by the independent auditors, as well as discussions regarding qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of the Corporation's accounting principles, and the clarity of the financial statements; (iv) all critical accounting policies and practices to be used; (v) any matters required to be communicated to the Committee by the independent auditors in accordance with SAS Nos. 61 and 71 or any other SAS; and (vi) other material written communications between the independent auditors and management. Prior to the filing of the Corporation's Annual Report on Form 10-K, recommend to the Board whether the audited financial statements should be included in the Form 10-K.

3.	Regularly review with the independent auditors any problems or difficulties encountered in the course of the audit work and management's response, including any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

4.	Review: (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of any material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements. In consultation with management, the independent auditors monitor the integrity and effectiveness of the Corporation's financial reporting processes and systems of internal controls, including reviewing and discussing major financial risk exposures and the steps management has taken to monitor, control and report such exposures; and review significant findings relating to the foregoing prepared by the independent auditors, together with management's responses and follow-up to these reports.

5.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Such procedures have been established by the Committee and are set forth in the Corporation's Code of Business Conduct and Ethics.

            Independent Auditors and Other External Services

6.	The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting. The independent auditors shall report directly to the Committee.

7.	Pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent

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with this Charter, for the engagement of the independent auditors to render permissible non-audit services to the Corporation, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

8.	Evaluate the qualifications, independence and performance of the independent auditors annually. This evaluation shall include a review and discussion of the annual communication as to independence delivered by the independent auditors required by Independence Standards Board Standard No. 1. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law and the rotation of any other audit partner whose rotation is required by the regulations of the SEC.

9.	Review the audit plan of the independent auditors -- discuss scope, staffing, timing, estimated and actual fees, reliance upon management and general audit approach.

10.	Set clear hiring policies for employees or former employees of the independent auditors.

            Other Committee Responsibilities

11.	Review and reassess the adequacy of this Charter at least annually, and recommend any proposed changes to the Board for its approval. Ensure the publication of this Charter in accordance with SEC regulations.

12.	Maintain minutes of meetings and report regularly to the Board on the Committee's activities. Review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the independent auditors.

13.	Conduct an appropriate review of and approve all related party transactions on an ongoing basis, as required by the Nasdaq listing standards. For these purposes, the term "related party transactions" shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

14.	Review with the Corporation's chief corporate counsel: (i) any significant legal matter that could have a material impact on the Corporation's financial statements; (ii) legal compliance matters, including corporate securities trading policies and material notices to or inquiries received from governmental agencies; and (iii) reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

15.	Review disclosures made to the Committee by the Corporation's CEO and CFO during their certification process for the Forms 10-K and 10-Q with respect to the financial statements and about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud, whether or not material, involving management or other employees who have a significant role in the Corporation's internal control over financial reporting.

16.	Ensure required certifications are made to Nasdaq: (i) that a formal written charter has been adopted for the Committee and that the Committee has reviewed and reassessed the adequacy of the charter on an annual basis; and (ii) as to the independence of the members of the Committee.

17.	Perform any other activities consistent with this Charter, the Corporation's bylaws or governing law as the Committee or the Board deems necessary or appropriate.

IV.   Funding

            The Corporation shall provide the Committee with appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to the independent auditors and to any advisors employed by the Committee; and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Appendix B

Charter of the Nominating Committee
of the Board of Directors of
Hemlock Federal Financial Corporation

I.   Statement of Policy

            The Nominating Committee (the "Committee") shall be appointed by the Board of Directors (the "Board") of Hemlock Federal Financial Corporation (the "Corporation") for the purpose of (i) identifying individuals qualified to serve as Board members, consistent with criteria approved by the Board; and (ii) recommending to the Board the director nominees for election or appointment to the Board of Directors.

II.   Committee Composition and Meetings

            The Committee shall be comprised of two or more directors (including a chairperson) as appointed annually by the Board, each of whom shall be an independent director as defined by the Nasdaq Stock Market (the "Nasdaq") listing standards and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to the qualification requirements of this Charter. The Committee shall meet at least two times annually or more frequently as circumstances require.

III.   Committee Duties, Responsibilities and Process

            The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions at the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Corporation, or (c) the laws of its jurisdiction of incorporation.

            The Committee may request that any directors, officers or employees of the Corporation, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

            The Committee shall have the following responsibilities:

1.	Recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board.

2.	Recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Corporation's Articles or Certificate of Incorporation and Bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Corporation's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole.

3.	Review nominations submitted by stockholders, which have been addressed to the corporate secretary, and which comply with the requirements of the Articles or Certificate of Incorporation and the Bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations.

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4.	Annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary.

5.	Perform any other duties or responsibilities expressly delegated to the Committee by the Board.

IV.   Investigations and Studies; Outside Advisers

            The Committee may conduct or authorize studies of or investigations into matters within the Committee's scope of responsibilities, and may retain, at the Corporation's expense, such counsel or other advisers as it deems necessary (which may, if the Committee deems it appropriate, be the Corporation's regular counsel or advisers). The Committee shall have the authority to retain or terminate one or more search firms to assist the Committee in carrying out its responsibilities, including authority to approve the firm's fees and retention terms, which fees shall be borne by the Corporation.

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Proxy Card

REVOCABLE PROXY

HEMLOCK FEDERAL FINANCIAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS

May 5, 2004

               The undersigned hereby appoints the Board of Directors of Hemlock Federal Financial Corporation (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on May 5, 2004 at the Company's main office, located at 5700 West 159th Street, Oak Forest, Illinois, at 10:30 a.m. local time, and at any and all adjournments thereof, as follows:

I.	The election of the following directors each for a term of three years:
		FOR	WITHHELD
ROSANNE BELCZAK
FRANK A. BUCZ
G. GERALD SCHIERA

		FOR	AGAINST	ABSTAIN
II.	The ratification of the appointment of Crowe, Chizek and Company LLP, independent auditors for the Company for the fiscal year ending December 31, 2004

              In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

               The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of the Annual Meeting, a Proxy Statement and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2003.

Dated: ________________________
PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER
SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER
Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

End.